Exhibit 21

PLAYBOY ENTERPRISES, INC.

The following are wholly-owned or partially-owned subsidiaries of the corporations preceding them that are less indented.  Unless otherwise indicated, each corporation is a 100%-owned subsidiary of PLAYBOY ENTERPRISES, INC., or the last preceding less-indented corporation, as the case may be:

PLAYBOY ENTERPRISES, INC. (Delaware 4-30-98)

PEI HOLDINGS, INC. (Delaware 11-24-98)

SPICE ENTERTAINMENT, INC. (Delaware 5-13-92)
CPV PRODUCTIONS, INC. (Delaware 3-5-94)
CYBERSPICE, INC. (Delaware 4-19-94)
MH PICTURES, INC. (California 2-11-93)
PLANET SPICE, INC. (Delaware 12-22-00)
SPICE DIRECT, INC. (Delaware 10-26-92)
SPICE INTERNATIONAL, INC. (Delaware 7-31-92)
SPICE NETWORKS, INC. (New York 8-21-87)
SPICE PRODUCTIONS, INC. (Nevada 9-21-94)

PLAYBOY ENTERPRISES INTERNATIONAL, INC. (Delaware 5-27-64)
ALTA LOMA ENTERTAINMENT, INC. (Delaware 8-30-01)
ITASCA HOLDINGS, INC. (Illinois 7-30-87)
LAKE SHORE PRESS, INC. (Delaware 11-26-69)
Branches
Hong Kong
Japan

LIFESTYLE BRANDS, LTD. (Delaware 9-14-70)
PLANET PLAYBOY, INC. (Delaware 9-29-99)	Name changed from Playboy International, Inc. and filed with Delaware on 1/10/00

Branches
Finland
Hong Kong
Japan
Norway

PLANET PLAYBOY BRAZIL LICENCIAMENTO DE NOMES DEDOMINIO LTDA. (Planet Playboy Brazil Domain Names Licensing Limited – Rio de Janeiro, Brazil September 14, 2002)

PLAYBOY CLUBS INTERNATIONAL, INC. (Delaware 1-15-60)
PLAYBOY CLUB OF HOLLYWOOD, INC. (Delaware 10-30-61)
PLAYBOY CLUB OF NEW YORK, INC. (New York 10-14-60)
PLAYBOY OF LYONS, INC. (Wisconsin 7-23-65)
PLAYBOY OF SUSSEX, INC. (Delaware 7-22-68)
PLAYBOY PREFERRED, INC. (Illinois 8-11-66)

PLAYBOY.COM, INC. (Delaware 11-25-98) Name changed from Playboy Online, Inc. on 12/14/99
PLAYBOY.COM INTERNET GAMING, INC. (Delaware 12-19-00)
PLAYBOY.COM RACING, INC. (Delaware 2-27-01)
SPICETV.COM, INC. (Delaware 3/8/00) Name changed from Cyberspice.com, Inc. on 3/2/01

PLAYBOY ENTERTAINMENT GROUP, INC. (Delaware 11-30-89)
ADULTVISION COMMUNICATIONS, INC. (Delaware 5-12-95)
ALTA LOMA DISTRIBUTION, INC. (Delaware 7-7-69)
AL ENTERTAINMENT, INC. (California 4-3-98) formerly known as Alta Loma Entertainment, Inc. – name change:  9/26/01
RIDANTA, INC. (California 3-19-03) formerly known as Andrita Studios, Inc. – name change:  5/01/08
CJI HOLDINGS, INC. (Delaware 1-27-06)
CLUB JENNA, INC. (converted to Delaware 05-02-07; originally incorporated in Colorado 12-1-99)
DOLCE AMORE, INC. (converted to Delaware 05-02-07; originally incorporated in Colorado 11-17-99)
Y-TEL WIRELESS, LLC 3 (originally incorporated in Colorado 10-8-03; converted to Delaware 05-02-07)
ICS ENTERTAINMENT, INC. (Delaware 12-22-65) Name changed from After Dark Video, Inc. on 7-27-05

IMPULSE PRODUCTIONS, INC. (Delaware 1-9-84)
INDIGO ENTERTAINMENT, INC. (Illinois 11-5-76)
MYSTIQUE FILMS, INC. (California 6-16-95)
PLAYBOY TV INTERNATIONAL, LLC (PTVI) 1 (Delaware 6-15-99)
CANDLELIGHT MANAGEMENT LLC (Delaware 11-30-00)
1945/1947 CEDAR RIVER C.V. (Netherlands Limited Partnership) 2
CHELSEA COURT HOLDINGS, LLC (Delaware 11-30-00)
CLARIDGE ORGANIZATION LLC (Delaware 11-30-00)
STICHTING 1945/1947 LA LAGUNA (Netherlands Trust)
PLAYBOY TV INTERNATIONAL B.V. (Netherlands)
PLAYBOY TV UK LIMITED (United Kingdom 8-9-89)
PLAYBOY TV/UK BENELUX LTD. (United Kingdom 12-9-94)
JUST4US TV LIMITED (United Kingdom 5-30-06)
STV INTERNATIONAL B.V. (Netherlands)
PRECIOUS FILMS, INC. (California 9-28-94)
WOMEN PRODUCTIONS, INC. (California 11-1-95)

PLAYBOY FORUM SHOPS, INC. (Delaware 7-30-08)

PLAYBOY GAMING INTERNATIONAL, LTD. (Delaware 8-26-70)
PLAYBOY CRUISE GAMING, INC. (Delaware 6-24-98)
PLAYBOY GAMING UK, LTD. (Delaware 6-1-00)

PLAYBOY GAMING NEVADA, INC. (Nevada 8-12-98)

PLAYBOY JAPAN, INC. (Delaware 3-4-99)
Branches
Japan

PLAYBOY MACAO LLC (Delaware 06-13-07 and Illinois 06-15-07)
PLAYBOY MODELS, INC. (Illinois 8-8-56)
PLAYBOY PROPERTIES, INC. (Delaware 11-29-63)
PLAYBOY SHOWS, INC. (Delaware10-7-68)
SPECIAL EDITIONS, LTD. (Delaware 5-1-79)
SPICE HOT ENTERTAINMENT, INC. (Delaware 6-29-01)
SPICE PLATINUM ENTERTAINMENT, INC. (Delaware 6-29-01)
STEELTON, INC (Delaware 2-6-68)
STRATEGIC LICENSING GROUP, LLC (Delaware 04-14-09)
TELECOM INTERNATIONAL, INC. (Florida 3-8-94)

*THE HUGH M. HEFNER FOUNDATION (an Illinois not-for-profit corporation 2-13-64)

1	PTVI is 95% owned by Playboy Entertainment Group, Inc. and 5% owned by Adultvision Communications, Inc.
2	1945/1947 Cedar River is 99.998 % owned by Chelsea Court Holdings LLC, 0.001% owned by Candlelight Management LLC and 0.001% owned by Stichting 1945/1947 La Laguna.
3	Y-Tel Wireless, LLC is 61.95% owned by Club Jenna, Inc. and 38.05% owned by CJI Holdings, Inc.